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                        Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: May 1999
Distribution Date: 6/21/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                    Per $1,000 of Original
                                                                                                        Class A/Class B
                                                                                                       Certificate Amount
                                                                                                    ----------------------
   (i) Principal Distribution
         Class A Amount                                                      $  11,340,585.44            $   14.261512
         Class B Amount                                                      $     756,813.72            $   11.172357
  (ii) Interest Distribution
         Class A Amount                                                      $     511,211.40            $    0.642881
         Class B Amount                                                      $      43,548.67            $    0.642881

 (iii) Monthly Servicing Fee                                                 $      94,830.78            $    0.109894
         Monthly Supplemental Servicing Fee                                  $           0.00            $    0.000000
         Class A Percentage of the Servicing Fee                             $      87,386.56            $    0.109894
         Class A Percentage of the Supplemental Servicing Fee                $           0.00            $    0.000000
         Class B Percentage of the Servicing Fee                             $       7,444.22            $    0.109894
         Class B Percentage of the Supplemental Servicing Fee                $           0.00

  (iv) Class A Principal Balance (end of Collection Period)                  $  93,523,292.10
       Class A Pool Factor (end of Collection Period)                               11.761153%
       Class B Principal Balance (end of Collection Period)                  $   7,966,986.90
       Class B Pool Factor (end of Collection Period)                               11.761153%

   (v) Pool Balance (end of Collection Period)                               $ 101,490,279.00

  (vi) Class A Interest Carryover Shortfall                                  $           0.00
       Class A Principal Carryover Shortfall                                 $           0.00
       Class B Interest Carryover Shortfall                                  $           0.00
       Class B Principal Carryover Shortfall                                 $    (508,681.31)

 (vii) Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class A or Class B
       Certificateholders                                                    $           0.00            $    0.000000

(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                      $  26,963,834.54
         Class B Amount                                                      $           0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by
       the Seller or the Servicer                                            $           0.00


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